UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2022

KINETA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

219 Terry Ave. N., Suite 300

Seattle, WA 98109

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (206) 378-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	KA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

On December 27, 2022, Kineta, Inc. (the “Company”), through its subsidiary, Kineta Chronic Pain, LLC (“KCP”), received written notice (the “Notice”) from Genentech, Inc. (“Genentech”) of its termination of the Exclusive Option and License Agreement dated April 11, 2018, as amended on November 27, 2019 and October 1, 2020 (as amended, the “Agreement”), by and between the Company and Genentech. The termination of the Agreement is effective 60 days from receipt of the Notice, or February 25, 2023. Pursuant to the Agreement, the Company out-licensed certain intellectual property rights to Genentech for the Company’s KCP506 program. KCP506 is an α9α10 nicotinic acetylcholine receptor antagonist developed by the Company for the treatment of neuropathic pain and neurogenic inflammation. The termination of the Agreement does not affect the development of any of the Company’s core oncology products, and no revenue or expenses from this Agreement were expected for the years ending December 31, 2023 or 2024. The Company intends to evaluate strategic alternatives for the development of this program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2022	Kineta, Inc.

	By:	/s/ Shawn Iadonato
	Name:	Shawn Iadonato, Ph.D.
	Title:	Chief Executive Officer and Director